Exhibit 99.2

For Immediate Release

CarCharging Successfully Wins Bid to Purchase ECOtality’s Blink Assets
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Leading Electric Vehicle Charging Service Provider Intends to Purchase Blink’s More Than 12,000 EV Charging Stations and Operating System

October 10, 2013 - MIAMI BEACH, FL – Blink Acquisition, a wholly-owned subsidiary of Car Charging Group, Inc. (OTCQB: CCGI) (“CarCharging”), a nationwide provider of convenient electric vehicle (EV) charging services, announced today that it has successfully won the bid to purchase the Blink related assets of ECOtality, a clean electric transportation and storage technology firm.

The assets included in the transaction are all of Blink’s inventory, the more than 12,450 installed electric vehicle Level II charging stations, the 110 DC Fast charging stations, and the Blink network, which is the turnkey operating system for EV drivers, commercial businesses, and utilities, that services the Blink stations.

"Since our inception, CarCharging’s intent has been to grow our business organically and through acquisitions, and with the purchase of ECOtality’s Blink assets, we believe that it will solidify our position as the leader in the electric vehicle charging industry,” stated CarCharging’s Chief Executive Officer, Michael D. Farkas.

The deal does not include Minit-Charger, which manufactures and distributes fast-charging systems for material handling and airport ground support vehicles; or ETEC LABS, ECOtality’s research and testing resource for governments, automotive OEMs and utilities. The transaction is anticipated to close shortly.

About Car Charging Group, Inc.
Car Charging Group, Inc. (OTCQB: CCGI) is a pioneer in nationwide public EV charging services, enabling EV drivers to easily recharge at locations throughout the United States. Headquartered in Miami Beach, FL with offices in San Jose, CA; New York, NY; and Barcelona, Spain; CarCharging’s business model is designed to accelerate the adoption of public EV charging services.

CarCharging provides a comprehensive turnkey program to commercial and residential property owners for EV charging services. CarCharging owns and operates the EV charging equipment; pays for all installation, maintenance, and related services; and shares the EV charging revenue with the property owner. Thereby, eliminating capital costs for the property owners, and providing a potential additional stream of revenue.

CarCharging has 87 strategic partnerships across multiple business sectors including multi-family residential and commercial properties, parking garages, shopping malls, retail parking, and municipalities.  CarCharging’s partners include, but are not limited to Walgreens, Simon Property Group, Equity One, Equity Residential, Forest City, Ace Parking, Central/USA Parking, Icon Parking, Rapid Parking, Parking Concepts, CVS, Related Management, Pennsylvania Turnpike Commission, Pennsylvania Department of Environmental Protection, City of Miami Beach (FL), City of Hollywood (FL), and City of Norwalk (CT), that manage or own a total of over 8 million parking spaces.

CarCharging is committed to creating a robust, feature-rich network for EV charging and is technology agnostic.  CarCharging’s EV charging network includes equipment manufactured by Aerovironment, ChargePoint, Efacec, General Electric, Nissan, and SemaConnect. The Level II charging stations are compatible with EVs sold in the United States including the Tesla Model S, Nissan LEAF, Chevy Volt, Mitsubishi i-Miev, Toyota Prius Plug-In, Honda Fit EV, and Toyota Rav4 EV, as well as many others scheduled for release in the next few years.

For more information about CarCharging, please visit www.CarCharging.com.

Forward-Looking Safe Harbor Statement:
This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future.  Those statements include statements regarding the intent, belief or current expectations of Car Charging Group, Inc., and members of its management as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed conditions.

Investor Relations and Media Contacts:

CarCharging Media Contact:	CarCharging Investor Relations:
Suzanne Tamargo	Constellation Asset Advisors, Inc.
Suzanne@CarCharging.com	www.ConstellationAA.com
(305) 521-0200 x 214	(775) 771-5808